UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2016

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

495 East Java Drive

Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On December 12, 2016, NetApp, Inc., a Delaware corporation (the “Company”), entered into a senior unsecured credit agreement (the “Credit Agreement”), with the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Citibank, N.A., as co-documentation agents. The Credit Agreement provides for a $600 million revolving unsecured credit facility, with a sublimit of $50 million available for the issuance of letters of credit on the Company’s or its subsidiaries’ behalf. The facility matures on December 12, 2021, with an option for the Company to extend the maturity date for two additional 1-year periods, subject to certain conditions. The proceeds of the loans may be used by the Company for general corporate purposes and as liquidity support for its commercial paper program discussed below. As of December 12, 2016, no borrowings or letters of credit were outstanding under this facility.

Revolving loans accrue interest at a base rate or, at the Company’s option, an adjusted LIBO rate (based on one, two, three or six-month interest periods) plus, in each case, a spread based on the ratings of the Company’s senior, unsecured, long-term indebtedness by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services. The spread ranges from 0% to 0.30% for base rate loans and 0.795% to 1.30% for LIBO rate loans. The base rate means the highest of JPMorgan Chase Bank, N.A.’s prime rate, the federal funds rate plus a margin equal to 0.50% and the adjusted LIBO rate for a 1-month interest period plus a margin equal to 1.00%. Revolving loans may be borrowed in U.S. dollars or other agreed currencies. Interest on the revolving loans is payable quarterly in arrears with respect to borrowings based on the base rate and at the end of an interest period in the case of borrowings based on the adjusted LIBO rate (or at each three month interval if the interest period is longer than three months). The Company may borrow, prepay without premium or penalty, and reborrow revolving loans, subject to certain conditions. The principal amount of outstanding revolving loans, together with accrued and unpaid interest, is due on the maturity date. The Company is also obligated to pay other customary fees for a credit facility of this size and type.

The Company’s obligations under the Credit Agreement will be guaranteed by its domestic subsidiaries meeting certain materiality thresholds. As of the closing date, there were no guarantors.

The Credit Agreement requires the Company not to exceed a maximum leverage ratio and to maintain a minimum interest coverage ratio. Additionally, the Credit Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries to, among other things, incur indebtedness at the subsidiary level, grant liens, sell all or substantially all of its assets, effect certain mergers, liquidate or dissolve, and enter into transactions with affiliates, in each case subject to customary exceptions for a credit facility of this size and type.

The events of default under the Credit Agreement include payment defaults, material misrepresentations, breaches of covenants, cross defaults with certain other material indebtedness, bankruptcy and insolvency events, judgments, certain ERISA events and change of control defaults. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Credit Agreement, an increase in the rate of interest, and an obligation of any or all of the Company’s subsidiary guarantors to pay the full amount of the Company’s obligations under the Credit Agreement.

The facility provides for an expansion option that will allow the Company to, subject to certain requirements, request an increase in the facility of up to an additional $300 million, for a potential total commitment of $900 million.

From time to time, certain of the lenders under the Credit Agreement and certain of their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Commercial Paper Program

On December 12, 2016 (the “Effective Date”), the Company entered into a commercial paper program (the “Program”), under which the Company may issue unsecured commercial paper notes (the “Notes”) pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $600 million. The proceeds from the issuance of the Notes will be used for general corporate purposes.

The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The Notes will be sold under customary terms in the commercial paper market and will be issued at a discount from par or, alternatively, will be sold at par and bear interest at rates that will vary based on market conditions at the time of the issuance of the Notes. The rate of interest will depend on whether the Note will be a fixed or floating rate. The interest on a floating rate Note may be based on any of the following: (a) CD rate; (b) commercial paper rate; (c) federal funds rate; (d) LIBOR; (e) prime rate; (f) treasury rate; or (g) such other base rate as may be specified in a supplement.

The Program is backstopped by the Credit Agreement that was entered into on December 12, 2016 and described above. If at any time funds are not available on favorable terms under the Program, the Company may utilize the Credit Agreement for funding.

Three commercial paper dealers will each act as a dealer under the Program (each, a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement entered into between the Company and each Dealer (each, a “Dealer Agreement” and, collectively, the “Dealer Agreements”). A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

Each Dealer Agreement provides the terms under which the respective Dealer will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws. Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. The Dealer Agreements are substantially similar in all material respects. A form of Dealer Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference as though it were fully set forth herein. The description of the Program in this Item 1.01 is a summary of the Program and is qualified in its entirety by the terms of the Program as set forth in the form of Dealer Agreement.

From time to time, one or more of the Dealers and certain of their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered and sold except in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 1.02	Termination of a Material Definitive Agreement.

On December 12, 2016, in connection with the Company’s entry into the Credit Agreement discussed in Item 1.01 of this Current Report on Form 8-K, the Company terminated its Credit Agreement, dated as of December 21, 2012 (as amended, the “Terminated Credit Agreement”), by and among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as co-syndication agents. No borrowings or letters of credit were outstanding under the Terminated Credit Agreement. The Company was not obligated to pay any early termination penalties as a result of the termination.

The terms and conditions of the Terminated Credit Agreement were disclosed in the Company’s Current Reports on Form 8-K filed on December 28, 2012 and February 2, 2016, which disclosures are incorporated herein by reference.

Certain of the lenders under the Terminated Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement and the Program set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 12, 2016, by and among NetApp, Inc., the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Citibank, N.A., as co-documentation agents.

10.2	Form of Dealer Agreement between NetApp, Inc., as issuer, and each Dealer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC.

December 12, 2016	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 12, 2016, by and among NetApp, Inc., the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Citibank, N.A., as co-documentation agents.

10.2	Form of Dealer Agreement between NetApp, Inc., as issuer, and each Dealer.